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EXHIBIT 23.1

                 Daren, Martenfeld, Carr, Testa and Company LLP
                             20 Eglinton Avenue West
                                   Suite 2100
                                 Toronto, Canada
                                     M4R 1K8
                                 (416) 480-0160
                               FAX (416) 480-2646




September 26, 2000

Board of Directors
ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
Markham, Ontario
L3R 9W7


RE: CONSENT OF CHARTERED ACCOUNTANTS

     We consent to the use of our audit report dated March 13, 2000, on the financial statements of Environmental Solutions Worldwide, Inc. as of December 31, 1999 and 1998, for the filing and attachment to the Form S-8.


Yours truly,

Daren, Martenfeld, Carr, Testa

/s/ Michael Allen

Michael Allen, B.B.A., C.A.